UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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LivePerson, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On April 8, 2022, LivePerson, Inc. (the “Company”) issued a press release relating to its engagement with Starboard Value LP and sent a related email to its employees. Copies of these communications can be found below.

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LivePerson Responds to Letter from Starboard Value

NEW YORK, April 8, 2022 /PRNewswire/ -- LivePerson, Inc. (NASDAQ: LPSN) (“LivePerson” or the “Company”), a global leader in conversational AI, today issued the following statement:

LivePerson welcomes feedback from investors, and regularly engages with shareholders on various financial, strategic and governance topics. Members of the LivePerson Board and management team have constructively engaged in dialogue with Peter Feld and Starboard Value since the fund’s disclosure of its investment in February. LivePerson remains committed to serving the best interests of all shareholders.

LivePerson is the market leader in Conversational Artificial Intelligence with a best-in-class platform used by thousands of the world’s top brands to better understand customer intents, connect across channels and deliver meaningful outcomes. In 2021, the Company hit a milestone of 1.5 billion total conversations on its platform, demonstrating the breadth and depth of its scalability and data assets and further strengthening its competitive moat for delivering high quality Conversational AI.

LivePerson’s full year 2021 revenue grew 28% year-over-year to approximately $470 million, driven by over 40% growth in AI-powered messaging volume in its Conversational Cloud, and 28% growth in total messaging conversations. The Company has generated more than 250% total return for shareholders over the past five years.

The Company is executing on its strategic priorities and profitable growth plan, as previously announced, and will update shareholders when it reports results for the first quarter of fiscal year 2022.

The Board will present its recommendations regarding director nominees for election at the Company’s 2022 Annual Meeting in the Company’s definitive proxy statement, accompanying GOLD proxy card and other relevant documents to be filed with the SEC.

About LivePerson

LivePerson (NASDAQ:LPSN) is a leading Conversational AI company creating digital experiences that are Curiously Human. Every person is unique, and our technology makes it possible for companies to treat their audiences that way at scale. Our customers, including leading brands like HSBC, Orange and GM Financial, can now meet customers where they are across social media, messaging, email, voice, and more. Nearly a billion conversational interactions are powered by our Conversational Cloud each month. Out of that comes a uniquely rich data set for AI for brands to build connections that are anything but artificial. Fast Company named us the #1 Most Innovative AI Company in the world. To talk with us or our Conversational AI, please visit liveperson.com.

Forward-Looking Statements

Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, the factors described in the Risk Factors section of the Company’s most recently filed Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022 and as from time to time updated in LivePerson’s Quarterly Reports on Form 10-Q. The list of Risk Factors is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements.

Important Additional Information

LivePerson intends to file a proxy statement and GOLD proxy card with the SEC in connection with the solicitation of proxies for LivePerson’s 2022 Annual Meeting of Shareholders (the “Proxy Statement” and such meeting the “2022 Annual Meeting”). LivePerson, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2022 Annual Meeting. Information regarding the names of LivePerson’s directors and executive officers and their respective interests in LivePerson by security holdings or otherwise is set forth in LivePerson’s proxy statement for the 2021 Annual Meeting of Shareholders, filed with the SEC on April 26, 2021 (the “2021 Proxy Statement”). To the extent holdings of such participants in LivePerson’s securities have changed since the amounts described in the 2021 Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in LivePerson’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 28, 2022. Details concerning the nominees of LivePerson’s Board of Directors for election at the 2022 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF LIVEPERSON ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will also be able to obtain a copy of the definitive Proxy Statement and other documents filed by LivePerson free of charge from the SEC’s website, www.sec.gov. LivePerson’s shareholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to LivePerson, Corporate Secretary, LivePerson Inc., 530 7th Avenue, New York, New York 10018, or from the Company’s website, https://www.liveperson.com.

Contact

Investors: ir-lp@liveperson.com

Media: Mike Tague, mtague@liveperson.com

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Subject: Update on Shareholder Investment

From: Robert LoCascio

Hello LivePersons:

First, I want to thank you for your ongoing dedication as we continue to execute on our strategic vision and operational priorities.

Thanks to your focused efforts and ingenuity, we recently hit several major milestones, including hosting 1.5 billion total brand-to-consumer conversations in 2021 on our platform, being named the #1 Most Innovative AI Company in the World by Fast Company, and also being named a 2022 Gold Stevie AwardTM winner for Sales & Customer Service! These honors belong to all of us, and it is a credit to everyone across the global LivePerson team that the world’s leading brands continue to look to us year after year to bring innovation, trust, and reliability to their consumer communications and consumer experience.

I also want to share a brief update regarding Starboard Value’s investment in our company as you may have seen some recent press coverage on this topic. We welcome feedback from all shareholders, and we have had an open channel of communication with Starboard since it disclosed its investment this past February.

Our focus, as always, is on delivering value for all shareholders, as well as our customers, employees and surrounding communities. While there may be continued media interest in Starboard’s investment in our Company, it is business as usual at LivePerson, with lots of amazing initiatives and strong execution underway!

I am excited about our achievements to date and the great start to 2022. Thank you for your hard work and continued commitment to excellence as we execute our strategic vision and profitable growth plans!

If you receive any external inquiries regarding this topic, please refer them to Mike Tague ***@liveperson.com. Information about our annual meeting of shareholders can be found Here.

Best,

Rob

Annual Meeting Legal Information

LivePerson intends to file a proxy statement and GOLD proxy card with the SEC in connection with the solicitation of proxies for LivePerson’s 2022 Annual Meeting of Shareholders (the “Proxy Statement” and such meeting the “2022 Annual Meeting”). LivePerson, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2022 Annual Meeting. Information regarding the names of LivePerson’s directors and executive officers and their respective interests in LivePerson by security holdings or otherwise is set forth in LivePerson’s proxy statement for the 2021 Annual Meeting of Shareholders, filed with the SEC on April 26, 2021 (the “2021 Proxy Statement”). To the extent holdings of such participants in LivePerson’s securities have changed since the amounts described in the 2021 Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in LivePerson’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 28, 2022. Details concerning the nominees of LivePerson’s Board of Directors for election at the 2022 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF LIVEPERSON ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will also be able to obtain a copy of the definitive Proxy Statement and other documents filed by LivePerson free of charge from the SEC’s website, www.sec.gov. LivePerson’s shareholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to LivePerson, Corporate Secretary, LivePerson Inc., 530 7th Avenue, New York, New York 10018, or from the Company’s website, https://www.liveperson.com.

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